UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2008

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On January 22, 2008, SulphCo, Inc. (the “Company”) issued a press release reporting test results from Europe and to provide updates on other Company activities. A copy of the press release dated January 22, 2008, is included at Exhibit 99.1.

On January 4, 2008, the Company’s Board of Directors formed and adopted a charter for the Corporate Governance and Nominating Committee. The initial members of the Corporate Governance and Nominating Committee are Michael T. Heffner (Chairman), Lawrence G. Schafran and Hannes Farnleitner. A copy of the Charter for the Corporate Governance and Nominating Committee of the Board of Directors adopted on January 4, 2008, is included at Exhibit 99.2.

On December 18, 2007, the Company’s Board of Directors adopted a formal charter for its previously formed Compensation Committee. The current members of the Compensation Committee are Edward G. Rosenblum (Chairman), Lawrence G. Schafran and Hannes Farnleitner. A copy of the Charter for Compensation Committee of the Board of Directors adopted on December 18, 2007, is included at Exhibit 99.3.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 22, 2008
99.2	SulphCo, Inc. – Charter for the Corporate Governance and Nominating Committee
99.3	SulphCo, Inc. – Charter for the Compensation Committee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: January 25, 2008	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer